Exhibit 10.7

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT is made as of __________, by and between SERVOTRONICS, INC., a Delaware corporation (the “Corporation”), and _______________ (“Indemnitee”).

INTRODUCTION

Indemnitee is serving as a [director and/or officer] of the Corporation and the Corporation wishes Indemnitee to continue in such position. Indemnitee is willing to continue in such positions with the indemnification and other rights provided hereby.

In recent years, litigation seeking to impose liability on directors and officers of publicly-held corporations has become more frequent. Such litigation is extremely expensive to defend. In many cases, defense costs exceed the financial means of individual defendants. Further, the possibility of liability for extremely large sums is a deterrent to persons accepting positions of responsibility with a public corporation.

Indemnitee is deeply concerned regarding this situation, as well as the adequacy of the indemnification available under the Corporation’s By-laws and the fact that directors and officers liability insurance, even if obtainable, has become much more limited in the scope of its protection and extremely expensive and can be cancelled at any time.

NOW, THEREFORE, to induce Indemnitee to continue to serve the Corporation and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE One

INTERPRETIVE RULES; DEFINITIONS

Section 1.1.          General Interpretive Rules.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and the use of the masculine gender herein shall be deemed to include the feminine gender; (ii) references herein to “Sections” without reference to a document are to designated Sections of this Agreement; (iii) “including” means “including but not limited to”; and (iv) “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision.

Section 1.2.          Definitions.

In this Agreement:

“Agreement” means this Indemnification Agreement as executed by the parties hereto as of the date first written above or, if amended, as amended.

“Board” means the Board of Directors of the Corporation.

“Derivative Proceeding” means a Proceeding brought by or in the right of the Corporation.

“Entity” means a corporation, business, partnership, joint venture, trust, employee benefit plan or other enterprise.

“Fines” means any fine, penalty or, with respect to an employee benefit plan, any excise tax or penalty assessed with respect thereto.

“Litigation Costs” means all costs, charges and expenses, including attorneys’ fees, reasonably incurred in the investigation and defense or prosecution of any Proceeding and any appeal therefrom, and all the costs of appeal, attachment and similar bonds.

“Losses” means the total amount which Indemnitee becomes legally obligated to pay in connection with any Proceeding, including judgments, Fines, amounts paid in settlement and Litigation Costs.

“Proceeding” means any threatened, pending or completed action, suit, proceeding (including, without limitation, an arbitration proceeding) or investigation, whether civil, criminal, administrative or investigative (whether external or internal to the Corporation), and whether formal or informal.

ARTICLE Two

INDEMNIFICATION

Section 2.1.          Proceedings by Third Parties.

The Corporation shall indemnify Indemnitee if he was or is a party, or is threatened to be made a party, to any Proceeding (other than a Derivative Proceeding) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another Entity, against Losses in connection with the defense or settlement of such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was criminal.

Section 2.2.          Derivative Proceedings.

(a)          Except as provided in Section 2.2(b), the Corporation shall indemnify Indemnitee if he was or is a party, or is threatened to be made a party, to any Derivative Proceeding to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another Entity, against Losses in connection with the defense or settlement of such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation.

(b)          No indemnification under Section 2.2(a) shall be made in respect of any claim, issue or matter in a Proceeding as to which Indemnitee shall have been adjudged by a court of competent jurisdiction to be liable for (i) a breach of fiduciary duty to the Corporation or its stockholders that resulted in personal enrichment to the Indemnitee to which he was not legally entitled, or (ii) intentional fraud or intentional criminal conduct, unless and only to the extent that a court of competent jurisdiction or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability referred to in clauses (i) and (ii) but in view of all relevant circumstances, Indemnitee is fairly and reasonably entitled to indemnification for such Losses which a court of competent jurisdiction or other such court shall deem proper. As used in this Section 2.2(b) and in Section 2.8, the term “personal enrichment” does not comprehend fees paid to a director or salary and bonus paid to an executive officer for serving the Corporation in such capacity provided such fees, salary and bonuses are duly approved by the Corporation’s Board of Directors or an appropriate committee of the Board of Directors.

Section 2.3.          No Presumptions Based on Manner Proceeding is Terminated.

The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption (i) that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or (ii) with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that his conduct was criminal.

Section 2.4.          Indemnification Against Expenses of Successful Party.

Notwithstanding any other provision hereof, to the extent that Indemnitee has been successful, on the merits or otherwise, including the dismissal of an action without prejudice, in defense of any Proceeding, or in defense of any claim, issue or matter therein, the Corporation promptly shall pay for or reimburse Indemnitee’s Litigation Costs incurred in connection therewith to the extent not already advanced pursuant to Section 2.5.

Section 2.5.          Advances of Litigation Costs.

At the request of Indemnitee, Litigation Costs incurred by him in any Proceeding shall be paid by the Corporation in advance of the final disposition of such matter with the undertaking of Indemnitee, which hereby is given, that if it shall be ultimately determined that Indemnitee was not entitled to be indemnified, or was not entitled to be fully indemnified, Indemnitee shall repay to the Corporation the amount, or appropriate portion thereof, so advanced. The payment by the

Corporation shall be made promptly (but in any event within 15 days) after its receipt of Indemnitee’s request therefor.

Section 2.6.          Determination of Right to Indemnification Upon Application; Procedure Upon Application.

(a)          Indemnification under Section 2.1 and Section 2.2 shall be made promptly, and in any event within 90 days of Indemnitee’s written request therefor, unless a determination is made reasonably and within such 90-day period by the Corporation, in the manner provided in Section 2.6(b), that Indemnitee acted in bad faith and in a manner that he did not believe to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that Indemnitee believed or had reasonable cause to believe that his conduct was criminal.

(b)          The determination to be made by the Corporation under Section 2.6(a) shall be based on the facts known at the time and shall be made (i) by the Board, by a majority vote of the directors who were not parties to the Proceeding (“disinterested directors”) even though less than a quorum, or (ii) by a committee of the disinterested directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no disinterested directors, or if such disinterested directors do direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation.

(c)          The right to indemnification hereunder shall be enforceable by Indemnitee in any court of competent jurisdiction if Indemnitee’s claim therefor is denied, in whole or in part, in the manner provided herein, or if no disposition of such claim is made within the aforesaid 90-day period; provided, however, that either party to this Agreement shall have the right to have any controversy, claim or dispute arising out of or relating to this Agreement (including, without limitation, any claim for breach of this Agreement) settled by arbitration in a proceeding under the Rules of the American Arbitration Association, except that no arbitration shall be commenced on a controversy arising under Section 2.6(a) until the earlier to occur of (i) the expiration of the aforesaid 90-day period, (ii) the Corporation refuses to pay all or any portion of the indemnification requested by Indemnitee or (iii) a determination is made under Section 2.6(a) in the manner provided for in Section 2.6(b) that Indemnitee is not entitled to all or any portion of the indemnification requested by Indemnitee. The election of either party to initiate an arbitration proceeding shall operate to stay any other action with respect to the same controversy, claim or dispute, notwithstanding that such action may have been initiated prior to the initiation of the arbitration proceeding, and the decision of the arbitrators with respect to such controversy, claim or dispute shall be controlling. Any arbitration shall take place in the County of Erie, State of New York, unless both parties shall consent to another location, and judgment upon any award rendered by the arbitrators pursuant hereto may be entered in any court having jurisdiction thereof. Indemnitee’s Litigation Costs incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any action or proceeding also shall be indemnified by the Corporation.

(d)          It shall be a defense to an action or proceeding under Section 2.6(c) that Indemnitee has not met the standards of conduct referred to herein which make it permissible hereunder for the Corporation to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action or proceeding that indemnification of Indemnitee is proper in the circumstances because he has met the applicable standards of conduct hereunder, nor an actual determination by the Corporation (including the Board, independent legal counsel, or its stockholders) that Indemnitee had not met such applicable standard of conduct, shall be a defense to Indemnitee’s action or proceeding or create a presumption that Indemnitee had not met the applicable standards of conduct.

Section 2.7.          Exclusions.

(a)          The Corporation shall not be liable to make any payment hereunder (whether in the nature of indemnification or contribution) to the extent payment is actually made to or on behalf of Indemnitee under a valid, enforceable and collectible insurance policy (the “Insurance Policy”). If Indemnitee is required to pay any amount that the Corporation is obligated to pay hereunder except for the exclusion in this subsection, before payment is reasonably expected to be made under the Insurance Policy, the Corporation shall promptly advance the amount Indemnitee is required to pay for which the Corporation is liable hereunder. Any advance by the Corporation shall be made with the undertaking of Indemnitee, which hereby is given, that he shall immediately pay over to the Corporation, from the funds Indemnitee later receives under the Insurance Policy, an amount equal to the amount which the Corporation advanced pursuant to this subsection.

(b)          The Corporation shall not be liable hereunder for amounts paid in settlement of a Proceeding effected without its written consent, which consent may not be unreasonably withheld. Without intending to limit the circumstances in which it would be unreasonable for the Corporation to withhold its consent to a settlement, the parties agree that it would be unreasonable for the Corporation to withhold its consent (i) to a settlement in an amount that did not exceed, in the judgment of the Board, the estimated amount of Litigation Costs of Indemnitee to litigate the Proceeding to conclusion or (ii) with respect to a Proceeding other than a Derivative Proceeding, to any settlement proposed by Indemnitee unless a determination is made reasonably and within 90 days of being proposed by the Corporation, in the manner provided in Section 2.6(b), that Indemnitee acted in bad faith and in a manner that he did not believe to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that Indemnitee believed or had reasonable cause to believe that his conduct was criminal. Clause (i) of this Section 2.7(b) is not intended to eliminate the requirement that Indemnitee satisfy the applicable standards of conduct in Section 2.1 and Section 2.2 (determined as provided in Section 2.6).

(c)          The Corporation shall not be liable hereunder for any Fine imposed by law which the Corporation is prohibited by applicable law from paying as indemnity or otherwise.

Section 2.8.          Contribution.

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or part, the parties agree that, in such event, the Corporation shall contribute to the payment of Indemnitee’s Losses in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Corporation pursuant to Indemnification Agreements or otherwise. The Corporation and Indemnitee agree that, in the absence of personal enrichment of Indemnitee as a result of his illegal or improper conduct, or acts of intentional fraud or intentional criminal conduct on the part of Indemnitee, it would not be just and equitable for Indemnitee to contribute to the payment of Losses arising out of a Proceeding in an amount greater than: (i) in a case where Indemnitee is a director of the Corporation or any of its subsidiaries but not an officer of either, the amount of fees paid to Indemnitee for serving as a director during the 12 months preceding the commencement of such Proceeding; or (ii) in a case where Indemnitee is an officer of the Corporation or any of its subsidiaries (whether or not he is a director of either or both), 5% of the aggregate cash compensation paid to Indemnitee for serving as such officer(s) during the 12 months preceding the commencement of such Proceeding; provided, however, that if the amount of any improper personal enrichment of Indemnitee is immaterial, Indemnitee shall nevertheless be entitled to contribution hereunder and the amount that Indemnitee shall contribute hereunder shall be increased by the amount of any such improper personal enrichment. The Corporation shall contribute to the payment of Losses covered hereby to the extent not payable by Indemnitee pursuant to the contribution provisions set forth in the preceding sentence.

Section 2.9.          Notice to Corporation; Cooperation.

(a)          Indemnitee shall give the Corporation notice, as soon as practicable, of any claim made against him for which indemnification will be or could be sought hereunder; provided, however, that the failure of Indemnitee to give such notice shall not affect in any way the enforceability of any of Indemnitee’s rights hereunder.

(b)          Indemnitee shall give the Corporation such cooperation and information as it may reasonably require in connection with any claim by Indemnitee hereunder.

(c)          The Corporation shall give Indemnitee notice, as soon as practicable, of any Proceeding of which it has knowledge and as to which there is reasonable grounds to believe that Indemnitee may become a party thereto; provided, however, that the failure of the Corporation to give such notice shall not affect in any way the enforceability of any of the Corporation’s rights hereunder.

Section 2.10.         Other Rights and Remedies.

The rights provided hereby shall not be deemed exclusive of any other right to which Indemnitee may be entitled under any statute, applicable charter or by-law provision, agreement, vote of stockholders or of disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue after Indemnitee ceases to serve the Corporation in the position identified in the Introduction hereof.

Section 2.11.         Serving at Corporation’s Request.

References in ARTICLE Two to “serving at the request of the Corporation” include service with respect to any employee benefit plan, its participants, or beneficiaries. If

Indemnitee acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, he shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in ARTICLE Two.

Section 2.12.         Proceedings Initiated by Indemnitee.

The Corporation shall indemnify Indemnitee if he was or is a party, or had taken steps to become a party, to any Proceeding initiated by Indemnitee by reason of or arising out of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another Entity, against Litigation Costs in connection with the Proceeding to the fullest extent permitted by the Delaware Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) only if the Proceeding (or part thereof) had been authorized by the Corporation in the manner provided in Section 2.6(b).

ARTICLE Three

MISCELLANEOUS

Section 3.1.          Binding Effect.

This Agreement shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of Indemnitee.

Section 3.2.          Savings Clause.

If all or any portion of any section hereof is held invalid or unenforceable for any reason whatsoever, the validity and enforceability of the remaining portion of such Section or other Sections of this Agreement shall not in any way be effected or impaired thereby and the Corporation nevertheless shall indemnify Indemnitee for his Losses to the full extent permitted by any applicable portion hereof that has not been held invalid or unenforceable or by any other applicable law.

Section 3.3.          Governing Law.

The validity, construction, enforcement and interpretation of this Agreement shall be governed by the internal law (and not the law of conflicts) of Delaware.

Section 3.4.          Effect of Headings.

The Introduction and Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.5.          Notices.

(a)          A notice, request or other communication to a party shall be effectively given to the Indemnitee when hand-delivered to the Indemnitee and to the Corporation when hand-delivered to any officer of the Corporation (except Indemnitee if he shall be an officer of the Corporation). Notice may also be effectively given on the next business day after deposit in the U.S. mail, postage prepaid, for delivery as registered or certified mail, return receipt requested, addressed as follows: (i) if to the Corporation, addressed to Servotronics, Inc., 1110 Maple Street, P. O. Box 300, Elma, New York 14059-0300, “Attention: President;” and (ii) if to Indemnitee, addressed to him at the address shown on the signature page hereof.

(b)          Either address referred to in the preceding subsection may be changed from time to time and shall be the most recent such address furnished in writing by the party whose address has changed to the other party in the manner specified in the preceding subsection.

Section 3.6.          Amendment and Waiver.

This Agreement may be amended, or any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding upon the party against whom enforcement thereof is sought only if set forth in a writing executed by such party.

Section 3.7.          Counterparts.

This Agreement may be executed in any number of counterparts. Each counterpart of an agreement so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

SERVOTRONICS, INC.

By:
Its:

INDEMNITEE

Print Name:

Address:

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